September 26, 2025

Unified Series Trust

225 Pictoria Drive, Suite 450

Cincinnati, Ohio 45246

Re:   Unified Series Trust, File Nos. 333-100654 and 811-21237

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 596 to the Unified Series Trust’s Registration Statement (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 613 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/Thompson Hine LLP
THOMPSON HINE LLP

1

September 26, 2025

VIA ELECTRONIC TRANSMISSION

Securities & Exchange Commission

Public Filing Desk

100 F Street, N.E.

Washington, D.C. 20549

Re:         Unified Series Trust (SEC File Nos. 333-100654 and 811-21237)

Dear Sir/Madam:

On behalf of Unified Series Trust, a registered investment company (the “Trust”), we have reviewed Post-Effective Amendment No. 613 to the Trust’s Registration Statement, which is filed under the Securities Act of 1933. We hereby represent that this Amendment does not contain any disclosure that would render it ineligible to become effective pursuant to Rule 485(b).

Very truly yours,

/s/Thompson Hine LLP

THOMPSON HINE LLP

2